IN WITNESS WHEREOF, the undersigned parties hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 21st day of January, 1997. This amendment shall be effective as of the 15th day of August, 1999.

COMPANY:                            PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                                    By its authorized officer,

                                    By: /s/ Joel Kesner
                                        ----------------------------

                                    Title: Vice President

                                    Date: August 15, 1999


FUND:                               JANUS ASPEN SERIES

                                    By its authorized officer,

                                    By: /s/ Bonnie Howe
                                        ----------------------------

                                    Title: Assisant Vice President

                                    Date:

FUND:                               JANUS CAPITAL CORPORATION

                                    By its authorized officer,

                                    By: /s/ Bonnie Howe
                                        ----------------------------

                                    Title:  Assistant Vice President

                                    Date:
                                        ----------------------------

                                   SCHEDULE A



Name of Separate Account and                            Contracts Funded
Date Established by Board of Directors                  By Separate Account                 Designated Portfolio
--------------------------------------                  -------------------                 --------------------


Pruco Life of New Jersey Flexible                       Discovery Select Annuity            Janus Aspen Series
Premium Variable Annuity Account                        Contract                            - Growth Portfolio
est. May 20, 1996                                                                           - International Growth Portfolio

Pruco Life of New Jersey Variable                       Variable Universal Life             Janus Aspen Series
Appreciable Account                                     Insurance Contract                  - Growth Portfolio
est. January 13, 1984                                                                       - International Growth Portfolio

Pruco Life of New Jersey Flexible                       Discovery Choice                    Janus Aspen Series
Premium Variable                                        Annuity Contract                    - Growth Portfolio
Annuity Account est. May 20, 1996                                                           - International Growth Portfolio

Pruco Life of New Jersey Variable                       Pruselect III Variable              Janus Aspen Series
Appreciable Account                                     Universal Life Insurance            - Growth Portfolio
est. January 13, 1984                                   Contract                            - International Growth Portfolio